EXHIBIT 31.1

Certification Pursuant to 18 U.S.C Section 1350, Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Scott J. Ulm of ARMOUR Residential REIT, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A for the period ended June 30, 2018 of ARMOUR Residential REIT, Inc. (the “registrant”);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 24, 2018
ARMOUR RESIDENTIAL REIT, INC.

	By:	/s/ Scott J. Ulm
Scott J. Ulm
Co-Chief Executive Officer